UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ______)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Meetinghouse Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A

(2)	Aggregate number of securities to which transaction applies:
N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

(4)	Proposed maximum aggregate value of transaction:
N/A

(5)	Total fee paid:
N/A

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
N/A
(2) Form, Schedule or Registration Statement No.:
N/A
(3) Filing Party:
N/A
(4) Date Filed:
N/A

January 7, 2015

Dear Fellow Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Meetinghouse Bancorp, Inc.  We will hold the meeting at the Phillips Old Colony House, 780 Morrissey Blvd., Dorchester, Massachusetts, on Thursday, February 19, 2015, at 8:00 a.m., local time.

The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  During the meeting, we also will report on the operations of the Company.  Directors and officers of the Company, as well as a representative of Shatswell, MacLeod & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To ensure your shares are represented, we urge you to return a completed proxy card.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Anthony A. Paciulli
Anthony A. Paciulli
President and Chief Executive Officer

MEETINGHOUSE BANCORP, INC.
2250 Dorchester Avenue
Dorchester, Massachusetts 02124
(617) 298-2250

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:00 a.m., local time, Thursday, February 19, 2015

PLACE	Phillips Old Colony House
780 Morrissey Blvd.
Dorchester, Massachusetts

ITEMS OF BUSINESS	(1) The election of three directors to serve for a term of three years;

(2) The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2015; and

(3) The transaction of such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on December 16, 2014.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the accompanying proxy card or the voting instruction card sent to you. Voting instructions are printed on the proxy card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Daniel T. Flatley
Daniel T. Flatley
Corporate Secretary

Dorchester, Massachusetts
January 7, 2015

MEETINGHOUSE BANCORP, INC.

PROXY STATEMENT

GENERAL INFORMATION

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors of Meetinghouse Bancorp, Inc. for the 2015 annual meeting of stockholders and for any adjournment or postponement of the annual meeting.  In this proxy statement, we may also refer to Meetinghouse Bancorp, Inc. as “Meetinghouse Bancorp,” the “Company,” “we,” “our” or “us.”

Meetinghouse Bancorp is the holding company for Meetinghouse Bank.  In this proxy statement, we may also refer to Meetinghouse Bank as the “Bank.”

We will hold the annual meeting at the Phillips Old Colony House, 780 Morrissey Blvd., Dorchester, Massachusetts, on Thursday, February 19, 2015, at 8:00 a.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about January 7, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 19, 2015

This proxy statement is available at http://www.edocumentview.com/MTGH.  Also available at this website address is the Company’s 2014 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes the Company’s audited consolidated financial statements.

INFORMATION ABOUT VOTING

Who Can Vote at the Meeting

You are entitled to vote your shares of Meetinghouse Bancorp common stock if the records of the Company show that you held your shares as of the close of business on December 16, 2014.  As of the close of business on December 16, 2014, a total of 661,250 shares of Meetinghouse Bancorp common stock were outstanding.  Each share of common stock has one vote.

The Company’s Articles of Incorporation provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of common stock of Meetinghouse Bancorp in one or more of the following ways:

●	Directly in your name as stockholder of record;

●	Indirectly through a broker, bank or other holder of record in “street name”; or

●	Indirectly through the Meetinghouse Bank Employee Stock Ownership Plan (the “ESOP”) and Trust.

If your shares are registered directly in your name, you are the holder of record of those shares and we are sending these proxy materials directly to you.  As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in street name, your broker, bank or other holder of record is sending these proxy materials to you.  As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials.  Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet.  Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials.  If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP, see “Participants in the ESOP” below.

Attending the Meeting

Stockholders of the Company are invited to attend the annual meeting.  If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting.  Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum.  We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposals.  At this year’s annual meeting, stockholders will elect three directors to serve for a term of three years.  In voting on the election of directors, you may vote in favor of all of the nominees, withhold your vote as to all of the nominees or withhold your vote as to certain nominees.  There is no cumulative voting for the election of directors.  Directors must be elected by a plurality of the votes cast at the annual meeting.  This means that the nominee receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting.  The maximum number of directors to be elected at the annual meeting is three.

In voting on the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting.  The affirmative vote of a majority of the votes cast at the annual meeting is required to approve this proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Item 1).  Your bank, broker or other holder of record does not have discretion to vote your uninstructed shares in the election of directors.  Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other holder of record on how to vote in the election of directors, no votes will be cast on your behalf.  These are referred to as “broker non-votes.”  Your bank,

2

broker or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Item 2).  If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted to determine the existence of a quorum.

In the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the selection of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast.  Therefore, abstentions and broker non-votes will have no effect on the outcome of the proposal.

Voting by Proxy

The Board of Directors of Meetinghouse Bancorp is sending you this proxy statement for the purpose of requesting that you allow your shares of Meetinghouse Bancorp common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors.  All shares of Meetinghouse Bancorp common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors unanimously recommends a vote:

●	“FOR ALL” of the nominees for director; and

●	“FOR” the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares.  This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies.  If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy.  The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting.  To revoke your proxy, you must advise the Corporate Secretary in writing before your shares have been voted at the annual meeting, deliver valid proxy instructions with a later date, or attend the annual meeting and vote your shares in person.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

Participants in the ESOP

If you participate in the ESOP, you will receive a voting instruction form that reflects all shares that you may direct the trustees to vote on your behalf under the ESOP.  Under the terms of the ESOP, the

3

ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of Company common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions.  The deadline for returning your voting instruction forms is February 12, 2015.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Director Independence

  The Board of Directors currently consists of seven members.  All of the directors are independent under the listing standards of the Nasdaq Stock Market, except for Anthony A. Paciulli who we employ as our President and Chief Executive Officer.  In determining the independence of its directors, the Board of Directors has considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers—Transactions With Related Persons,” including loans or lines of credit that the Bank has, directly or indirectly, made to Richard W. Shea.

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and of President and Chief Executive Officer enhances Board independence and oversight.  Moreover, the separation of these offices allows the President and Chief Executive Officer to better focus on his growing responsibilities of managing the daily operations of Meetinghouse Bancorp and Meetinghouse Bank, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.  Richard W. Shea currently serves as our Chairman of the Board and is independent under the listing requirements of the Nasdaq Stock Market.

To further strengthen the regular oversight of the full Board of Directors, various committees of the Board of Directors are comprised of independent directors.  These committees are the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee.  See “Committees of the Board of Directors.”

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of risks Meetinghouse Bancorp faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

4

Committees of the Board of Directors

The following table identifies our standing committees and their members.  The members of the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market.  The charter of each committee is available in the Investor Relations section of the Bank’s website (www.meetinghousebank.com).

Director	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee
John C. Driscoll
William J. Fitzgerald	X	X	X
Daniel T. Flatley
Barry T. Hannon	X
Paul G. Hughes	X*
Anthony A. Paciulli
Richard W. Shea		X*	X*
Number of Meetings in Fiscal Year 2014 (1)	12	4	2

*	Denotes Chairperson
(1)	Includes committee meetings for Meetinghouse Bank.

Audit Committee.  The Audit Committee is established in accordance with requirements of the Securities Exchange Act of 1934, as amended.  The Audit Committee meets periodically with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.  The Board of Directors has determined that Paul G. Hughes is an “audit committee financial expert” under the rules of the Securities and Exchange Commission.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Report of the Audit Committee.”

Compensation Committee.  The Compensation Committee approves the compensation objectives for the Company and the Bank, establishes the compensation for the Company’s and Bank’s senior management and conducts the performance review of the President and Chief Executive Officer.  The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board; (ii) recommending to the Board the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board in its annual review of the Board’s performance; and (v) recommending director nominees for each committee

Minimum Qualifications for Director Nominees. The Nominating/Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include a requirement that the candidate not have been subject to certain

5

criminal or regulatory actions.  A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating/Corporate Governance Committee will then evaluate the following criteria in selecting nominees:

●	contributions to the range of talent, skill and expertise of the Board of Directors;

●
financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

●	familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

●	personal and professional integrity, honesty and reputation;

●	the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

●	the ability to devote sufficient time and energy to the performance of his or her duties; and

●	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating/Corporate Governance Committee also will consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating/Corporate Governance Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating/Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating/Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities the Bank serves.  The Nominating/Corporate Governance Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below.  The Nominating/Corporate Governance Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating/Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above.  If such individual fulfills these criteria, the Nominating/ Corporate Governance Committee will conduct a check of the individual’s background and interview the

6

candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Considerations of Recommendations by Stockholders. The policy of the Nominating/ Corporate Governance Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating/Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating/Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating/Corporate Governance Committee’s resources, the Nominating/Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating/Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating/Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.
All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating/Corporate Governance Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Board and Committee Meetings

The business of Meetinghouse Bancorp and Meetinghouse Bank is conducted through meetings and activities of their respective Boards of Directors and committees.  During the fiscal year ended September 30, 2014, the Board of Directors of Meetinghouse Bancorp held 12 meetings and the Board of Directors of Meetinghouse Bank held 12 meetings.  No director attended fewer than 75% of the total meetings of the Boards of Directors and of the committees on which that director served.

Director Attendance at Annual Meeting

The Board of Directors encourages all directors to attend the Company’s annual meeting of stockholders.  All of the directors attended the 2014 annual meeting of stockholders.

7

Code of Ethics and Business Conduct

Meetinghouse Bancorp has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) that is designed to ensure that the Company’s directors and employees meet the highest standards of ethical conduct.  The Code of Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code of Ethics is designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

REPORT OF THE AUDIT COMMITTEE

The Company’s management is responsible for the Company’s internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent registered public accounting firm.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 16, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting process.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States of America.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting

8

standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014 for filing with the Securities and Exchange Commission.  The Audit Committee has appointed, subject to stockholder ratification, Shatswell, MacLeod & Company, P.C. to be the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

Audit Committee of the Board of Directors
of
Meetinghouse Bancorp, Inc.

Barry T. Hannon
Paul G. Hughes
William J. Fitzgerald

9

DIRECTORS’ COMPENSATION

The following table provides the compensation received by the individuals who served as non-employee directors of the Company during the fiscal year ended September 30, 2014.  The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

	Fees Earned or Paid in Cash	Stock Awards (1)	Total
John C. Driscoll	$9,400	$16,709	$26,109
William J. Fitzgerald	9,400	16,709	26,109
Daniel T. Flatley	9,400	16,709	26,109
Barry T. Hannon	9,400	16,709	26,109
Paul G. Hughes	9,400	16,709	26,109
Richard W. Shea	12,100	16,709	28,809

(1)
Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($12.63 per share on August 19, 2014).  Restricted stock awards vest in three approximately equal installments, with the first vesting occurring on August 19, 2015.

Retainer and Meeting Fees for Directors.  The following table sets forth the applicable retainers and fees paid to directors for their service on the Board of Directors of Meetinghouse Bank during the fiscal year ended September 30, 2014.

Monthly fee (Chairman of the Board)	$925
Monthly fee (All other Board members)	700

Meetinghouse Bancorp pays each of its directors an annual retainer of $1,000.

10

STOCK OWNERSHIP

The following table provides information as of December 16, 2014 about the beneficial owners known to Meetinghouse Bancorp that own more than 5% of the Company’s outstanding common stock and the shares of Meetinghouse Bancorp common stock that may be considered to be beneficially owned by each director, by each nominee for director, by each named executive officer and by all directors and executive officers of the Company as a group.  A person may be considered to beneficially own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power.  Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his shares.

	Number of Shares Owned		Percent of Common Stock Outstanding(1)

Meetinghouse Bank Employee Stock Ownership Plan and Trust 2250 Dorchester Avenue Dorchester, MA 02124	46,287	(2)	7.0%

M3 Funds, LLC M3 Partners, LP M3F, Inc. Jason A. Stock William C. Waller 10 Exchange Place, Suite 510 Salt Lake City, Utah 84111	38,842	(3)	5.9

Sandler O’Neill Asset Management, LLC SOAM Holdings, LLC Terry Maltese 150 East 52nd Street, 30th Floor New York, New York 10022	38,400	(4)	5.8

Directors:
John C. Driscoll	1,823	(5)	*
William J. Fitzgerald	13,323	(6)	2.0
Daniel T. Flatley	11,323	(7)	1.7
Barry T. Hannon	11,323	(8)	1.7
Paul G. Hughes	26,323	(9)	4.0
Anthony A. Paciulli	20,675	(10)	3.1
Richard W. Shea	16,323	(11)	2.5

Executive Officers Who Are Not Directors:
Wayne Gove	3,137	(12)	*
Steven K. Borgerson	6,104	(13)	*
All directors and executive officers as a group (9 persons)	110,354		16.7%

*	Less than 1%.
(1)	Based on 661,250 shares outstanding at December 16, 2014.
(2)
Based solely on a schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2014.  ESOP shares are held in a suspense account for future allocation among participants as the loan used to purchase the shares is repaid.  Shares held by the ESOP trust and allocated to the accounts of participants are voted by the trustee according to the participants’

11

instructions and unallocated shares and shares for which instructions are not provided are voted by the trustee in the same ratio as ESOP participants direct the voting of allocated shares, subject to the fiduciary duties of the trustee.
(3)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on July 10, 2014.
(4)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2014.
(5)	Includes 1,323 unvested shares of restricted stock.
(6)	Includes 1,323 unvested shares of restricted stock and 2,000 shares held by spouse.
(7)	Includes 1,323 unvested shares of restricted stock and 10,000 shares held by a trust.
(8)	Includes 1,323 unvested shares of restricted stock.
(9)	Includes 1,323 unvested shares of restricted stock and 10,000 shares held by spouse.
(10)	Includes 3,967 unvested shares of restricted stock.
(11)	Includes 1,323 unvested shares of restricted stock.
(12)	Includes 1,851 unvested shares of restricted stock.
(13)	Includes 1,323 unvested shares of restricted stock.

ITEMS OF BUSINESS TO BE VOTED ON BY STOCKHOLDERS

Item 1 — Election of Directors

The Company’s Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year.  Three directors will be elected at the annual meeting to serve for a three-year term, or until his successor has been elected and qualified.  The nominees are Daniel T. Flatley, John C. Driscoll and Richard W. Shea, who are currently directors of both the Company and the Bank.  There are no family relationships among the directors.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of all of the nominees named above.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR ALL” of the nominees for director.

Information regarding the Board of Directors’ nominees and the directors continuing in office is provided below.  Unless otherwise stated, each individual has held his current occupation for the last five years.  The age indicated in each individual’s biography is as of September 30, 2014.  The indicated period for service as a director includes service as a director of Meetinghouse Bank.

Board Nominees for Terms Ending in 2018

Daniel T. Flatley is the Corporate Secretary of Meetinghouse Bancorp and the Clerk of Meetinghouse Bank.  He is a Vice President of The Flatley Company in Braintree, Massachusetts.  The Flatley Company is one of the largest commercial real estate development companies in the Northeast.  Age 56.  Director since 1992.

Mr. Flatley’s background offers the Board of Directors substantial commercial, construction and development experience, specifically within the region in which Meetinghouse Bank conducts its business, and provides the Board of Directors with valuable insight regarding the local business and consumer environment.  In addition, his background provides the Board of Directors with critical experience in certain real estate matters, which are essential to the business of Meetinghouse Bank.

12

John C. Driscoll has been employed by The Driscoll Agency, an insurance agency, since 1981 and has served as its President since 2009.  Age 55.  Director since 2012.

Mr. Driscoll business background and strong ties to the local community offers the Board of Directors extensive financial and business development experience.

Richard W. Shea is a dentist specializing in general dentistry in West Roxbury, Massachusetts.  He is also a professor at Tufts University School of Dental Medicine.  Age 52.  Director since 1995.

Mr. Shea has strong ties to the community through his dental practice and provides the Board of Directors with opportunities to continue to serve the local community.  He also is a strong advocate of Meetinghouse Bank through his civic and community involvement.

Director Continuing in Office with a Term Ending in 2016

William J. Fitzgerald is a Managing Director and the Chief Financial Officer of General Catalyst Partners, a venture capital firm, located in Cambridge, Massachusetts.  Age 56.  Director since 1992.

Mr. Fitzgerald’s background offers the Board of Directors substantial small company experience, and provides the Board with valuable insight regarding the business and consumer environment.  In addition, he offers the Board significant business experience from a setting outside of the financial services industry.

Directors Continuing in Office with Terms Ending in 2017

Barry T. Hannon retired in 2010 as an attorney.  He was a sole practitioner specializing in real estate law and family law.  Age 78.  Director since 1986.

As a retired attorney, Mr. Hannon provides the Board of Directors with important knowledge and insight necessary to assess the legal issues inherent to the business of the Company and Meetinghouse Bank.

Paul G. Hughes retired in 1996 from Brown Brothers Harriman & Co., a privately-held financial institution providing individuals and corporations with expertise in corporate banking, mergers and acquisitions advisory, investment management, wealth management, and investor relations.  Age 75.  Director since 1983.

Mr. Hughes’ financial institutions industry background provides the Board of Directors with substantial management and leadership experience.

Anthony A. Paciulli has served as the President and Chief Executive Officer of Meetinghouse Bank since March 2004.  He previously served as a Managing Director of Rockland Trust Company in Rockland, Massachusetts from 2001 to 2004.  Before joining Rockland Trust Company, he served as the Senior Lending Officer at Abington Bank in Abington, Massachusetts.  Age 65.  Director since 2006.

Mr. Paciulli’s extensive knowledge of the Company’s and Meetinghouse Bank’s operations, along with his former experience in the banking industry and involvement in business and civic organizations in the communities that we serve, affords the Board of Directors with valuable insight regarding the business and operations of the Company and Meetinghouse Bank.  His knowledge of all aspects of our business, combined with his success and strategic vision, position him well to continue to serve as our President and Chief Executive Officer.

13

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Shatswell, MacLeod & Company, P.C. to be the Company’s independent registered public accounting firm for the 2015 fiscal year, subject to ratification by stockholders.  A representative of Shatswell, MacLeod & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company’s independent registered public accounting firm.

Audit Fees.  The following table sets forth the fees that Shatswell, MacLeod & Company, P.C. billed to the Company for the fiscal years ended September 30, 2014 and 2013.

	2014	2013
Audit Fees(1)	$42,000	$35,000
Audit-Related Fees(2)	23,000	30,000
Tax Fees(3)	7,300	6,300
All Other Fees	—	—

(1)
Consist of fees for professional services rendered for the audit of the consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Consist of fees related to reviews of the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
(3)	Consist of fees for compliance tax services, including tax planning and advice and preparation of tax returns.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.  The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  This approval process ensures that the firm does not provide any non-audit service to the Company that is prohibited by law or regulation.

14

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the principal executive officer and the principal financial officer of the Company.  No other executive officer received total compensation of more than $100,000 for the fiscal year ended September 30, 2014.  Messrs. Paciulli and Gove are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	All Other Compensation		Total
Anthony A. Paciulli	2014	$207,323	$29,821	$50,103	$17,581	(2)	$304,828
President and Chief Executive Officer	2013	195,672	56,935	—	17,961		270,568

Wayne Gove	2014	$108,316	$10,475	23,378	$5,347	(3)	$147,516
Senior Vice President and Chief Financial Officer	2013	102,052	24,939	—	5,102		132,093

(1)
Reflects the aggregate grant date fair value for restricted stock awards computed in accordance with FASB ASC Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($12.63 per share on August 19, 2014).  Restricted stock awards vest in three approximately equal installments, with the first vesting occurring on August 19, 2015.

(2)	Consists of employer contributions to the 401(k) plan ($10,149) and the value of the use of a Bank-owned automobile ($7,432).
(3)	Consists of employer contributions to the 401(k) plan.

Outstanding Equity Awards at September 30, 2014

The following table provides information regarding outstanding equity awards as of September 30, 2014 to each named executive officer.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Anthony A. Paciulli	—	—	—	—	3,967	$51,928
Wayne Gove	—	—	—	—	1,851	24,230

(1)	Restricted stock grants vest at the rate of 33 1/3% per year, with the first installment vesting on August 19, 2015.
(2)	Based upon the Company’s closing stock price of $13.09 per share on September 30, 2014.

Employment Agreement

Meetinghouse Bancorp and Meetinghouse Bank have entered into a three-year employment agreement with Mr. Paciulli.  The employment agreement has a three-year term, subject to annual renewal by the Boards of Directors for an additional year beyond the then-current expiration date.  The current base salary under the employment agreement is $208,729.  The agreement also provides for participation in employee benefit plans and programs maintained for the benefit of employees and senior management personnel, including incentive compensation, health and welfare benefits, retirement benefits and certain

15

fringe benefits as described in the agreements, as well as the use of a Bank-owned automobile by Mr. Paciulli.

Upon termination of Mr. Paciulli’s employment for “cause,” as defined in the agreement, he will receive no further compensation or benefits under the agreement.  If we terminate his employment for reasons other than cause, or if he resigns after the occurrence of specified circumstances that constitute constructive termination, referred to in the agreement as a termination for “good reason,” he would continue to receive a severance benefit equal to the sum of (i) one year’s base salary, plus (ii) the amount of any bonus paid to him during the twelve-month period prior to the date of his termination of employment.  In addition, he would receive continued health and life insurance coverage for the remaining unexpired term of the agreement.  Under the agreement, Mr. Paciulli has good reason to terminate his employment if we (i) materially reduce his base salary (other than as part of an overall restructuring of employee compensation), (ii) materially change his position, authority and responsibilities or (iii) materially breach the agreement.

Under the employment agreement, if, in connection with or following a change in control (as described in the agreements), we terminate Mr. Paciulli’s employment without cause or if he terminates employment voluntarily under certain circumstances that would constitute good reason under the agreement, he would receive a severance payment equal to two times his base salary then in effect and average bonus paid during the two years prior to the change in control.  In addition, he would receive continued coverage under our health and life insurance programs for 24 months.  If, at the time of a change in control, the remaining term of agreement is less than one year, then the term will extend automatically for a period of one year after the date of the change in control.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control.  Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and we would not be entitled to deduct such amount.  The employment agreement will provide for the reduction of change in control payments to Mr. Paciulli to the extent necessary to ensure that he will not receive “excess parachute payments.”

Upon a voluntary termination or a termination of employment with or without cause or for good reason, Mr. Pacuilli would be required to adhere to a one-year non-competition restriction.  The non-competition obligations are waived in the event of a change in control, unless Mr.Paciulli voluntarily terminates employment other than for good reason within sixty days of the change in control.

Change in Control Agreement.  Meetinghouse Bank has entered into a two-year change in control agreement with Wayne Gove.  Under the change in control agreement, if we terminate Mr. Gove’s employment for any reason other than cause, as defined in the agreements, or if he terminates his employment for “good reason,” in either case in connection with or within one year of a change in control and he is not offered a comparable position with our successor, we would pay him a lump sum cash payment equal to two times his base salary then in effect.  In addition, he would receive continued coverage under our health and life insurance programs for 24 months.  Under the agreement, Mr. Gove generally has the ability to terminate his employment for “good reason” if we (i) materially reduce his base salary, (ii) materially reduce his authority, duties or responsibilities, (iii) materially reduce the authority, duties or responsibilities of the person to whom he reports, or (iv) relocate his office more than 25 miles.  The change in control agreement provides that, if necessary, the payments under the agreement will be reduced so that none of the payments constitute excess parachute payments for purposes of Section 280G of the Internal Revenue Code.

16

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission.  Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers, directors and greater than 10% beneficial owners has complied with applicable reporting requirements for transactions in Meetinghouse Bancorp common stock during the fiscal year ended September 30, 2014.

Transactions with Related Persons

Federal securities laws generally prohibit Meetinghouse Bancorp from making loans to its executive officers and directors.  However, there is a specific exemption for loans made by Meetinghouse Bank to its executive officers and directors in compliance with federal banking regulations.  Federal banking regulations generally require that all loans or extensions of credit to executive officers and directors of insured institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features, although federal regulations allow the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees that does not give preference to any executive officer or director over any other employee.

In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, exceed the greater of $25,000 or 5% of Meetinghouse Bank’s capital and surplus, up to a maximum of $500,000, must be approved in advance by a majority of the disinterested members of the Board of Directors.

The outstanding balance of loans extended by Meetinghouse Bank to its executive officers and directors and related parties was $147,000 at September 30, 2014.  Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Meetinghouse Bank, and did not involve more than the normal risk of collectability or present other unfavorable features when made.

Other Transactions.  Since the beginning of our last fiscal year, there have been no transactions and there are no currently proposed transactions in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of our executive officers and directors had or will have a direct or indirect material interest.

SUBMISSION OF STOCKHOLDER BUSINESS PROPOSALS AND NOMINATIONS

The Company must receive business proposals that stockholders seek to have included in the proxy statement for the Company’s next annual meeting by no later than September 9, 2015.  If next year’s annual meeting is held on a date more than 30 days from February 19, 2016, the Company must receive a stockholder proposal within a reasonable time before it begins to print and mail its proxy

17

solicitation materials for such annual meeting.  Any such proposals will be subject to the requirements of the proxy rules adopted by the Securities Exchange Commission.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 nor more than 120 days before the date of the annual meeting; provided that if less than 100 days’ notice of the annual meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was mailed to stockholders.  A copy of the Bylaws may be obtained from the Company.

STOCKHOLDER COMMUNICATIONS

The Company encourages stockholders to communicate with the Board of Directors and/or individual directors.  Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to Meetinghouse Bancorp, Inc., 2250 Dorchester Avenue, Dorchester, Massachusetts 02124.  Communications regarding financial or accounting policies may be made in writing to the Chairperson of the Audit Committee, at the same address.  All other communications should be sent in writing to the attention of the Chairperson of the Nominating/Corporate Governance Committee at the same address.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Meetinghouse Bancorp common stock.  In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report on Form 10-K is included with this proxy statement.  Any stockholder who has not received a copy of the Form 10-K may obtain a copy by writing to the Corporate Secretary of the Company or by accessing a copy online.  See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 19, 2015.”  The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning a proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Daniel T. Flatley
Daniel T. Flatley
Corporate Secretary

Dorchester, Massachusetts
January 7, 2015

18

C123456789
IMPORTANT ANNUAL MEETING INFORMATION		000004
	ENDORSEMENT_LINE_____________ SACKPACK______________		000000000.000000 ext	000000000.000000 ext
			000000000.000000 ext	000000000.000000 ext
			000000000.000000 ext	000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR ALL the nominees listed and FOR Proposal 2.
1. The election as directors of the nominees listed:			+

01 - John C. Driscoll	02 - Daniel T. Flatley	03 - Richard W. Shea

☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
	FOR ALL nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain
2. The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2015.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, give your full title.  If shares are held jointly, each holder may sign but only one signature is required.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+
1 U P X	2 1 6 1 4 9 1

01YRVC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — MEETINGHOUSE BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

February 19, 2015
 8:00 a.m., Local Time

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 19, 2015

          The Proxy Statement for the 2015 Annual Meeting of Stockholders is available at http://www.edocumentview.com/MTGH.  Also available on this website is the Company’s 2014 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes the Company’s audited consolidated financial statements.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Daniel T. Flatley and Richard W. Shea, each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Meetinghouse Bancorp, Inc. (the “Company”) owned of record by the undersigned at the Annual Meeting of Stockholders, to be held on February 19, 2015, at 8:00 a.m., local time, at the Phillips Old Colony House, 780 Morrissey Blvd., Dorchester, Massachusetts, and at any and all adjournments and postponements of the meeting, as designated below with respect to the matters set forth below and described in the Proxy Statement for the 2015 Annual Meeting of Stockholders and, in their discretion, for the election of a person to the Board of Directors if a nominee named below becomes unable to serve or for good cause will not serve and with respect to any other business that may properly come before the meeting.  Any prior proxies or voting instructions are hereby revoked.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE ABOVE LISTED NOMINEES AND A VOTE “FOR” THE OTHER LISTED PROPOSAL

          If properly signed and dated, this revocable proxy will be voted as directed, but if no instructions are specified, this proxy, if properly signed and dated, will be voted “FOR ALL” of the listed nominees and “FOR” the other listed proposal.  If any other business is presented at the Annual Meeting, including whether or not to adjourn the Annual Meeting, this proxy will be voted by the proxies in their best judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the Board of Directors to vote (1) with respect to the election of any person as Director, where a nominee is unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

          The above signed acknowledges receipt from the Company, before the execution of this proxy, of a copy of both the Notice and Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.